Exhibit 99.16

                           SCHEDULE OF COMPUTATION OF
                 TOTAL RETURN INFORMATION FOR THE STOCK ACCOUNT


                                    JANUARY 1, 2001            JANUARY 1, 1997           JANUARY 1, 1992
                                           TO                         TO                        TO
                                   DECEMBER 31, 2001           DECEMBER 31, 2001         DECEMBER 31, 2001
                                   -------------------          -----------------         ------------------
Hypothetical initial
payment of $1,000 (P)                    $1,000.00                  $1,000.00                 $1,000.00

Accumulation unit value:
At start of period (A)                   $188.7248                  $109.2232                  $57.7715
At end of period (B)                     $162.5130                  $162.5130                 $162.5130

Ending value of hypothetical
investment   (EV) = P  x  (B/A)            $861.11                  $1,487.90                 $2,813.03

Cumulative rate of total return =
((EV/P)-1)  x  100                          -13.89%                     48.79%                   181.30%

Number of years in
period (n)                                       1                          5                        10

Net change factor (1+T)(n) = EV/P          0.86111                     1.4879                   2.81303

Average annual compound rate of
total return (T)                            -13.89%                      8.27%                    10.90%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT

                                                                                         92 MONTHS (APRIL 29,
                                     JANUARY 1, 2001           JANUARY 1, 1997           1994 COMMENCEMENT OF
                                            TO                        TO                     OPERATIONS TO
                                    DECEMBER 31, 2001         DECEMBER 31, 2001            DECEMBER 31, 2001)
                                    -----------------         -----------------            -----------------
Hypothetical initial
payment of $1,000 (P)                    $1,000.00                  $1,000.00                   $1,000.00

Accumulation unit value:
At start of period (A)                    $79.6083                   $44.3128                    $24.9508
At end of period (B)                      $61.3724                   $61.3724                    $61.3724

Ending value of hypothetical
investment   (EV) = P  x  (B/A)            $770.93                  $1,384.98                   $2,459.74

Cumulative rate of total return =
((EV/P)-1)  x  100                          -22.91%                     38.50%                     145.97%

Number of years in period (n)                    1                          5                       7.67

Net change factor (1+T)(n)= EV/P           0.77093                    1.38498                     2.45974

Average annual compound rate
of total return (T)                         -22.91%                      6.73%                      12.43%

                           SCHEDULE OF COMPUTATION OF
           TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT


                                                                                          92 MONTHS (APRIL 29, 1994
                                     JANUARY 1, 2001           JANUARY 1, 1997                 COMMENCEMENT OF
                                             TO                        TO                       OPERATIONS TO
                                    DECEMBER 31, 2001         DECEMBER 31, 2001               DECEMBER 31, 2001)
                                    -------------------       -------------------              ----------------
Hypothetical initial
payment of $1,000 (P)                    $1,000.00                  $1,000.00                      $1,000.00

Accumulation unit value:
At start of period (A)                    $77.8689                   $42.8338                       $25.0380
At end of period (B)                      $68.7352                   $68.7352                       $68.7352

Ending value of hypothetical
investment    (EV) = P  x  (B/A)           $882.70                  $1,604.70                      $2,745.24

Cumulative rate of total return =
((EV/P)-1)  x  100                          -11.73%                     60.47%                        174.52%

Number of years in period (n)                    1                          5                           7.67

Net change factor  (1+T)(n) = EV/P          0.8827                     1.6047                        2.74524

Average annual compound rate of
total return (T)                            -11.73%                      9.92%                         14.05%

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE CREF INFLATION-LINKED BOND ACCOUNT


                                                          56 MONTHS (MAY 1, 1997
                                                             COMMENCEMENT OF
                                     JANUARY 1, 2001 TO       OPERATIONS TO
                                     DECEMBER 31, 2001      DECEMBER 31, 2001)
                                     -------------------  ----------------------
Hypothetical initial
payment of $1,000 (P)                    $1,000.00              $1,000.00

Accumulation unit value:
At start of period (A)                   $ 31.1176               $25.4607
At end of period (B)                     $ 33.5038               $33.5038

Ending value of hypothetical
investment (EV) = P x (B/A)              $1,076.68              $1,315.90

Cumulative rate of total return =
((EV/P)-1) x 100                              7.67%                 31.59%

Number of years in period (n)                    1                   4.67

Net change factor (1+T)(n) = EV/P          1.07668                 1.3159

Average annual compound rate of
total return (T)                              7.67%                  6.05%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE BOND MARKET ACCOUNT


                                               JANUARY 1, 2001          JANUARY 1, 1997         JANUARY 1, 1992
                                                      TO                        TO                      TO
                                              DECEMBER 31, 2001        DECEMBER 31, 2001       DECEMBER 31, 2001
                                              -----------------        -----------------       -----------------
Hypothetical initial
payment of $1,000 (P)                             $1,000.00                 $1,000.00               $1,000.00

Accumulation unit value:
At start of period (A)                             $57.8579                  $44.0015                $31.6288
At end of period (B)                               $62.4451                  $62.4451                $62.4451

Ending value of hypothetical
investment (EV) = P x (B/A)                       $1,079.28                 $1,419.16               $1,974.31

Cumulative rate of total return =
((EV/P)-1) x 100                                       7.93%                    41.92%                  97.43%

Number of years in period (n)                             1                         5                      10

Net change factor (1+T)(n)= EV/P                    1.07928                   1.41916                 1.97431

Average annual compound rate of
total return (T)                                       7.93%                     7.25%                   7.04%

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE SOCIAL CHOICE ACCOUNT


                                               JANUARY 1, 2001          JANUARY 1, 1997         JANUARY 1, 1992
                                                      TO                       TO                      TO
                                              DECEMBER 31, 2001        DECEMBER 31, 2001       DECEMBER 31, 2001
                                              -----------------        -----------------       -----------------
Hypothetical initial
payment of $1,000 (P)                             $1,000.00                 $1,000.00               $1,000.00

Accumulation unit value:
At start of period (A)                             $96.2862                  $58.5895                $32.6384
At end of period (B)                               $91.6972                  $91.6972                $91.6972


Ending value of hypothetical
investment (EV) = P x (B/A)                         $952.34                 $1,565.08               $2,809.49

Cumulative rate of total return =
((EV/P)-1) x 100                                      -4.77%                    56.51%                 180.95%

Number of years in period (n)                             1                         5                      10

Net change factor (1+T)(n)= EV/P                    0.95234                   1.56508                 2.80949

Average annual compound rate of
total return (T)                                      -4.77%                     9.37%                  10.88%

                           SCHEDULE OF COMPUTATION OF
            TOTAL RETURN INFORMATION FOR THE GLOBAL EQUITIES ACCOUNT


                                                                                            116 MONTHS (MAY 1, 1992
                                               JANUARY 1, 2001         JANUARY 1, 1997           COMMENCEMENT OF
                                                      TO                       TO                 OPERATIONS TO
                                              DECEMBER 31, 2001       DECEMBER 31, 2001         DECEMBER 31, 2001)
                                              -------------------     -----------------         -----------------
Hypothetical initial
payment of $1,000 (P)                             $1,000.00                 $1,000.00               $1,000.00

Accumulation unit value:
At start of period (A)                             $81.0896                  $50.6797                $25.8725
At end of period (B)                               $65.2615                  $65.2615                $65.2615

Ending value of hypothetical
investment (EV) = P x (B/A)                         $804.81                 $1,287.72               $2,522.43

Cumulative rate of total return =
((EV/P)-1) x 100                                    -19.52%                     28.77%                 152.24%

Number of years in period (n)                             1                         5                    9.67

Net change factor (1+T)(n)= EV/P                    0.80481                   1.28772                 2.52243

Average annual compound rate of
total return (T)                                    -19.52%                      5.19%                  10.03%

                           SCHEDULE OF COMPUTATION OF
                  SEVEN-DAY YIELDS FOR THE MONEY MARKET ACCOUNT


                                                                 SEVEN-DAY PERIOD ENDED
                                                                   DECEMBER 31,  2001
                                                                 ----------------------
Initial value of a hypothetical pre-existing account with a
balance of one Accumulation Unit at the beginning of
base period (A)                                                        $21.3112479421

Value of same account (excluding capital gains and
losses) at end of the seven-day period (B)                             $21.3187415949
                                                                       --------------

Net change in account value (C) = B - A                                 $0.0074936528
                                                                       ==============

Base period Return: Net change in account value
divided by the beginning account value = C/A                             0.0003516290
                                                                       ==============

Net Annualized Current Yield = C/A  x (365/7) x 100                              1.83%
                                                                                 ====

Net Annualized Effective Yield = (1 + C/A)(365/7) - 1                            1.85%
                                                                                 ====

                           SCHEDULE OF COMPUTATION OF
                  THIRTY-DAY YIELD FOR THE BOND MARKET ACCOUNT


                                                                          THIRTY-DAY PERIOD ENDED
                                                                             DECEMBER 31, 2001
                                                                          -----------------------
Total interest income earned during the period  (a)                             $17,727,341.79

Total expenses incurred during the period  (b)                                   $1,659,003.13

Average daily number of units outstanding during
the period  (c)                                                            73,582,779.04 units

Unit value at end of period(d)                                                         62.4451

Thirty-day Yield = 2[(A-B +1)(6)-1]
                      ---
                       cd                                                                 4.23%